MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
GLOBAL PERFORMANCE RESTRICTED STOCK UNIT
AWARD AGREEMENT
This PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and _______________ (the “Participant”). The grant date of this award is __________ (the “Grant Date”).
1.Award.
The Company hereby grants to the Participant a Performance Restricted Stock Unit (a “Unit”) award covering _____ shares (the “Shares”) of Common Stock, $.01 par value per share, of the Company according to the terms and conditions as provided in this Agreement, including any country-specific appendix thereto (the “Appendix”), and in the Company’s 2005 Omnibus Incentive Plan (the “Plan”). Each Unit represents the right to receive one Share, subject to the vesting requirements of this Agreement and the terms of the Plan. The Units are granted under Section 6(c) and 6(d) of the Plan. The Units are subject to appropriate adjustment as may be determined by the Committee from time to time in accordance with Section 8(c) of this Agreement. A copy of the Plan will be furnished upon request of the Participant. Each capitalized term used but not defined in this Agreement shall have the meaning assigned to that term in the Plan.
The Units granted under this Agreement to “covered employees” (within the meaning of Code Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) are intended to qualify as “qualified performance-based compensation” as described in Code Section 162(m)(4)(C) (“Qualified Performance-Based Compensation”).
2.    Vesting.

(a)    Unless otherwise provided in this Agreement, the Units granted under this Agreement shall vest and become payable in Shares (i) to the extent the performance goals (the “Performance Goals”) applicable to the performance period (the “Performance Period”) specified in the attached Schedule A, Section 3 are attained, as determined accordance with Section 2(b) below and (ii) as long as the Participant remains continuously employed by the Company or a Subsidiary from the Grant Date through the latter of the last day of the performance period or the vesting date specified in the attached Schedule A, Sections 2 and 6.
(b)    As soon as reasonably practicable after the completion of the Performance Period, the Committee shall determine the actual level of attainment of the Performance Goals; provided, however, that in the case of Units intended to constitute Qualified Performance-Based

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Compensation, the determination of the level of attainment of Performance Goals shall be certified in writing in accordance with the requirements of Code Section 162(m) by the Committee, which shall be comprised of “outside directors” within the meaning of Code Section 162(m). On the basis of the determination or certified level of attainment of the Performance Goal, the number of Units that are eligible to vest shall be calculated. In the case of Units that are intended to constitute Qualified Performance-Based Compensation, the Committee may not increase the number of Units that may be eligible to vest to a number that is greater than the number of Units determined in accordance with the foregoing sentence, but it retains the sole discretion to reduce the number of Units that would otherwise be eligible to vest based on the attainment level of the Performance Goals. For Units that are intended to constitute Qualified Performance-Based Compensation, the Performance Goal may not be adjusted except as specified in the attached Schedule A, Section 4 in accordance with the requirements of Code Section 162(m). For Units that are not intended to constitute Qualified Performance-Based Compensation, the Committee may make such adjustment to the Performance Goal as the Committee in its sole discretion deems appropriate.
(c)    The Participant shall have no rights to the Shares until the Units have vested. Prior to settlement, the Units represent an unfunded and unsecured obligation of the Company.
(d)    For purposes of this Agreement, “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
3.    Settlement of Units. Any Units that vest shall be paid to the Participant solely in whole Shares on, or as soon as practicable after, the date the Units vest in accordance with Section 2 above (or, if sooner, Section 5 below), but in any event, no later than March 15 of the calendar year following the calendar year of vesting.
4.    Restrictions on Transfer.
(a)    Except as otherwise provided by the Plan or by the Committee, the Units shall not be transferable other than by will or by the laws of descent and distribution. The Units may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Units shall be void and unenforceable against the Company or any Subsidiaries.
(b)    None of the Shares acquired pursuant to the Unit award shall be assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the United States Securities Act of 1933, as amended).
5.    Effect of Involuntary Termination Following Change in Control. Notwithstanding the vesting provisions contained in Section 2 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change in Control (as defined below) the following provisions shall apply:

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(a)    Notwithstanding the other provisions of this Section 5, if the Units are assumed or otherwise replaced in connection with a Change in Control and the Participant’s employment is terminated by the Company or any of its Subsidiaries without Cause (as defined in Section 5(c) below) or the Participant terminates his or her employment for “Good Reason” (as such term is defined below) in each case within 12 months following the occurrence of such Change in Control, then the Units will immediately vest with respect to a number of Units that is the greater of (i) the Target Number of Units specified in the attached Schedule A, Section 1 and (ii) the number of Units determined based on the actual level of attainment of the Performance Goal as of the date of the Change in Control.
(b)    “Good Reason” for purposes of this Agreement shall mean following a Change in Control: (A) a material reduction in the Participant’s position or responsibilities from the Participant’s position or responsibilities in effect immediately prior to such Change in Control, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith; (B) a material reduction in the Participant’s base salary or target bonus opportunity, if any, as in effect immediately prior to such Change in Control, except in connection with an across-the-board reduction of not more than 10% applicable to similarly situated employees of the Company, or (C) the reassignment, without the Participant’s consent, of the Participant’s place of work to a location more than 50 miles from the Participant’s place of work immediately prior to the Change in Control; provided that none of the events described in clauses (A), (B) and (C) shall constitute Good Reason hereunder unless (x) the Participant shall have given written notice to the Company of the Participant’s intent to terminate his employment with Good Reason within sixty (60) days following the occurrence of any such event and (y) the Company shall have failed to remedy such event within thirty (30) days of the Company’s receipt of such notice.
(c)    For purposes of this Agreement, notwithstanding the definition of Change in Control in any other agreement or plan that may be applicable to the Participant, “Change in Control” shall mean (i) a sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of the Company’s assets, (ii) the transfer of more than 50% of the outstanding securities of the Company, calculated on a fully-diluted basis, to an entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Exchange Act of 1934 (the “Exchange Act”)), or (iii) the merger, consolidation reorganization, recapitalization or share exchange of the Company with another entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding securities of the Company, as the case may be, immediately prior to such transaction, together with such holders’ affiliates and related parties, hold less than 50% in voting power of the outstanding securities of the Company or the surviving entity or resulting entity, as the case may be, immediately following such transaction; provided, however, that the issuance of securities by the Company shall not, in any event, constitute a Change in Control, and for the avoidance of doubt a sale or other transfer or series of transfers of all or any portion of the securities of the Company held by the Investors and their affiliates and related parties shall not constitute a Change in Control unless such sale or transfer or series of transfers results in an entity or group (as defined in the Exchange Act) other than the Investors and their affiliates and related parties holding more than 50% in voting power of the outstanding securities of the Company.

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For purposes hereof, “Investors” shall mean the “Investors” as defined in that certain Amended and Restated Purchase Agreement, dated March 17, 2008, by and between the Company and the other parties thereto, and their respective affiliates (not including the Company).
(d)    For purposes of this Agreement, “Cause” shall mean (A) the Participant’s willful refusal to carry out, in all material respects, the reasonable and lawful directions of the person or persons to whom the Participant reports or the Board that are within the Participant’s control and consistent with the Participant’s status with the Company or its Subsidiary and his or her duties and responsibilities hereunder (except for a failure that is attributable to the Participant’s illness, injury or Disability) for a period of 10 days following written notice by the Company or its Subsidiary to the Participant of such failure, (B) fraud or material dishonesty in the performance of the Participant’s duties hereunder, (C) an act or acts on the Participant’s part constituting (x) a felony under the laws of the United States or any state thereof or similar act under foreign law for the non-U.S. Participants, (y) a misdemeanor involving moral turpitude or (z) a material violation of the securities laws of the United States or any state thereof or similar act under foreign law for the non-U.S. Participants, (D) an indictment of the Participant for a felony under the laws of the United States or any state thereof or similar act under foreign law for the non-U.S. Participants, (E) the Participant’s willful misconduct or gross negligence in connection with the Participant’s duties which could reasonably be expected to be injurious in any material respect to the financial condition or business reputation of the Company as determined in good faith by the Board, (F) the Participant’s material breach of the Company’s Code of Ethics, Always Honest policy or any other code of conduct in effect from time to time to the extent applicable to the Participant, and which breach could reasonably be expected to have a material adverse effect on the Company as determined in good faith by the Board, or (G) the Participant’s breach of the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement (the “Post-Employment Restriction Agreement”) which breach has an adverse effect on the Company or its Subsidiaries.
6.    Effect of Termination of Employment. Except as provided in this Section 6 and in Section 5 above or as otherwise may be determined by the Board, if the Participant ceases to be an employee of the Company or any of its Subsidiaries, the following actions shall occur:
(a)    Termination for Cause; Resignation. If the Participant’s employment with the Company or any of its Subsidiaries is terminated for Cause (as defined below) or the Participant resigns for any reason, including as a result of the Participant’s retirement, any Units that are not vested as of the date of the Participant’s termination of employment shall be immediately forfeited.
(b)    Involuntary Termination/Disability/Death Prior to Mid-Performance Period. If the Participant’s employment with the Company or any of its Subsidiaries is terminated without Cause or is terminated due to death or Disability (as defined below) prior to the completion of 50% of the Performance Period, the Units that are not vested as of the date of the Participant’s termination of employment shall immediately be forfeited.

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(c)    Involuntary Termination/Disability/Death Following Mid-Performance Period. If the Participant’s employment with the Company or any of its Subsidiaries is terminated without Cause or due to death or Disability after the completion of 50% of the Performance Period, the Units that are not vested as of the date of the Participant’s termination of employment shall vest with respect to a number of Units equal to the product of (x) the number of Units that would be eligible for vesting based on the actual level attainment of the Performance Goal with respect to the entire Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days the Participant was employed during the Performance Period as of the date of the employment termination and the denominator of which is the number of days contained in the Performance Period.
(d)    For purposes of this Agreement, “Disability” shall mean that the Participant becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform his or her duties. Any question as to the existence of the Disability of the Participant for purposes of this Agreement shall be determined in writing by a qualified independent physician selected by the Company. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Agreement.
(e)    For purposes of this Agreement, termination of the Participant’s employment (whether or not in breach of any local employment law in the country where the Participant resides, and whether or not later found to be invalid) shall be effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period mandated under an employment law or practice in the country where the Participant resides, even if otherwise applicable to the Participant’s employment benefits (e.g., active employment would not include a period of “garden leave” or similar period); furthermore, in the event of termination of the Participant’s employment, the Participant’s right to vest in the Units after termination of employment, if any, will be measured by the date the Participant ceases to provide active services and will not be extended by any notice period describe above; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Unit award, and if the Participant is a U.S. taxpayer, such determination shall be made in accordance with Code Section 409A.
7.    Forfeiture and Repayment Provisions.
(a)    Failure to properly execute the Agreement (and each other document required to be executed by the Participant in connection with the Participant’s receipt of the Units) in a timely manner following the Grant Date may result in the forfeiture of the Units, as determined in the sole discretion of the Company.
(b)    The right to vest in the Units shall be conditional upon the fact that the Participant has read and understood the forfeiture and repayment provisions set forth in this Section 7, that the Participant has not engaged in any misconduct or acts contrary to the Company as described below, and that the Participant has no intent to leave employment with the Company or any of its

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Subsidiaries for the purpose of engaging in any activity or providing any services which are contrary to the spirit and intent of the Post-Employment Restriction Agreement.
(c)    The Company is authorized to suspend or terminate this Unit award prior to or after termination of employment if the Participant engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement. If, at any time during the applicable restriction period described in the Post-Employment Restriction Agreement, the Participant engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement, then any gain (without regard to tax effects) realized by the Participant from the vesting of the Units, in whole or in part, shall be paid by the Participant to the Company. The Participant consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Participant to the extent of the amounts the Participant owes the Company hereunder.
(d)    Misconduct
(i)    The Company is authorized to suspend or terminate this Unit award prior to or after termination of employment if the Company reasonably determines that during the Participant’s employment with the Company or any of its Subsidiaries:
(1)    The Participant knowingly participated in misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Participant or of the Always Honest compliance program or similar program of the Company; or
(2)    The Participant was aware of and failed to report, as required by any code of ethics of the Company applicable to the Participant or by the Always Honest compliance program or similar program of the Company, misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Participant or of the Always Honest compliance program or similar program of the Company.
(ii)    If, at any time after the Participant vests in the Units, in whole or in part, the Company reasonably determines that the provisions of Section 7(c) applies to the Participant, then any gain (without regard to tax effects) realized by the Participant from such vesting shall be paid by the Participant to the Company. The Participant consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Participant to the extent of the amounts the Participant owes the Company under this Section 7.
8.    Miscellaneous.
(a)    Issuance of Shares. Upon any vesting of the Units, and subject to the payment of any Tax-Related Items (as defined under Section 8(d) below), the Company shall deliver the Shares in book entry form at the times specified in Section 3 above. The Shares acquired shall be registered in the name of the Participant, the Participant’s transferee, or if the Participant so requests, in writing at the time of vesting, jointly in the name of the Participant and another

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person with rights of survivorship. If the Participant dies, the Shares acquired shall be registered in the name of the person entitled to receive the Shares in accordance with the Plan.
(b)    Rights as Shareholder. Units are not actual Shares, but rather, represent a right to receive Shares according to the terms and conditions set forth herein and the terms of the Plan. Accordingly, the issuance of a Unit shall not entitle the Participant to any of the rights or benefits generally accorded to stockholders unless and until a Share is actually issued under Section 8(a) hereof.
(c)    Adjustments to Award.
(iii)    In the event that the Company engages in a transaction such that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the Unit award, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, the terms of this Unit award (including, without limitation, the number and kind of Shares subject to this Unit award) shall be adjusted as set forth in Section 4(c) of the Plan.
(iv)    Upon a Change in Control, the Committee may, in its sole discretion, adjust the terms of this Unit award (including, without limitation, the number and kind of Shares subject to this Unit award) by taking any of the actions permitted under this Agreement and in accordance with Section 4(c) of the Plan.
(d)    Responsibility for Taxes.
(i)    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, vesting or settlement of the Units, the issuance of Shares upon settlement of the Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends [and/or any dividend equivalents]; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as

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applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(ii)    Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(1)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or
(2)    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or
(3)    if authorized by the Committee, withholding in Shares to be issued upon vesting/settlement of the Units.
(iii)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum withholding rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
(iv)    Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
(e)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Participant’s request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.
(f)    Nature of Grant. In accepting the grant, the Participant acknowledges, understands and agrees that:

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(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(ii)    the grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future grants of units, or benefits in lieu of units, even if units have been granted repeatedly in the past;
(iii)    all decisions with respect to future Unit grants, if any, will be at the sole discretion of the Company;
(iv)    the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship (if any) at any time;
(v)    the Participant is voluntarily participating in the Plan;
(vi)    the Units and the Shares subject to the Units are not intended to replace any pension rights or compensation;
(vii)    the Units and the Shares subject to the Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(viii)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(ix)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the Participant’s termination of employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment law in the country where the Participant resides, even it otherwise applicable to the Participant’s employment benefits from the Employer, and whether or not later found to be invalid), and in consideration of the grant of the Units to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and
(x)    the following provisions apply only to the Participants providing services outside the United States, as determined by the Company:
(A)    the Units and the Shares subject to the Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the

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Company or the Employer, and which is outside the scope of the Participant’s employment or service contract, if any;
(B)    the Units and the Shares subject to the Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary; and
(C)    the Unit grant and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary.
(g)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(h)    Data Privacy.
(i)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(ii)    The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(iii)    The Participant understands that Data will be transferred to E*Trade Financial Services, or such other stock plan service provider as may be selected by the Company in the future or other stock plan service provider that is selected by the Participant to the extent permitted by the Company in its sole discretion, in each case, that is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human

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resources representative. The Participant authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent or if the Participant later seeks to revoke his or her consent, his or her status as an employee and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant Units or other equity awards or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(i)    Reservation of Shares. The Company shall at all times during the term of the Unit award reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.
(j)    Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(k)    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(l)    Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(m)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

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(n)    Governing Law; Arbitration. The internal law, and not the law of conflicts, of the State of Texas will govern all questions concerning the validity, construction and effect of this Agreement. Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration, to be held in Dallas, Texas pursuant to the U.S. Federal Arbitration Act and in accordance with the then-prevailing National Rules of Resolution of Employment Disputes of the American Arbitration Association (the “AAA”). The AAA shall select a sole arbitrator. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrator shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the arbitrator be chosen as expeditiously as possible following the submission of the dispute to arbitration. Once such arbitrator is chosen, and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrator shall render his or her final award within sixty (60) days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(o)    Notices. The Participant should send all written notices regarding this Agreement or the Plan to the Company at the following address:
MoneyGram International, Inc.
EVP, General Counsel & Secretary
2828 North Harwood Street, 15th Floor
Dallas, TX 75201
(p)    Amendments. The Company may amend this Agreement at any time; provided that, subject to Section 8(p) hereof and Section 7 of the Plan, no such amendment, alteration,

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suspension, discontinuation or termination shall be made without the Participant’s consent, if such action would materially diminish any of the Participant’s rights under this Agreement. The Company reserves the right to impose other requirements on the Units and the Shares acquired upon vesting of the Units, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Participant resides pertaining to the issuance or sale of Shares or to facilitate the administration of the Plan.
(q)    Entire Agreement. This Agreement, including the Appendix, and the Plan and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein and therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.
(r)    Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
(s)    Participant Undertaking. The Participant agrees to take such additional action and execute such additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed either on the Participant or upon this Unit award pursuant to the provisions of this Agreement.
(t)    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
(u)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(v)    Language. If the Participant has received this Agreement, or any other document related to the Unit award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(w)    Appendix. The Unit award shall be subject to any special provisions set forth in the Appendix for the Participant’s country of residence, if any. If the Participant relocates to one

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of the countries included in the Appendix during the life of the Unit award, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable under the laws of the country in which the Participant resides pertaining to the issuance or sale of Shares or to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
(x)    Waiver. The Participant acknowledges that a waiver by the Company of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
(y)    No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Participant or any other person.
(z)    Section 409A Provisions. The payment of Shares under this Agreement are intended to be exempt from the application of Section 409A of the Code, as amended (“Section 409A”) by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4). Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes “deferred compensation” to the Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to the Participant under the Plan or this Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise (including, but not limited to, a payment made pursuant to an involuntary separation arrangement that is exempt from Section 409A under the “short-term deferral” exception). Any payment or distribution that constitutes deferred compensation subject to Code Section 409A and that otherwise would be made to a Participant who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service instead shall be made on the earlier of the date that is six months and one day after the date of the specified employee’s separation from service and the specified employee’s death.
IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement on the date set forth in the first paragraph.

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MONEYGRAM INTERNATIONAL, INC. By: PARTICIPANT Print Name:

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SCHEDULE A

1.    Target Number of Restricted Stock Units: [●] number of target performance-based restricted stock units (“Target Units”) shall vest in accordance with the Vesting Schedule (defined below) provided:
(a) the Participant continues to provide services to the Company or one of its subsidiary through the later of vesting date and the Performance Period (defined below) or the award is otherwise entitled to vesting, and
(b) the Performance Goal (defined below) is attained and with regards to “covered employees” under Internal Revenue Code section 162(m), the Committee has certified the attainment of the Performance Goal.
2.    Performance Period: __________________.
3.    Performance Goal: The Performance Goal shall be based on the degree to which the Company’s actual performance over the Performance Period met, exceeded or fell short of the Performance Criteria (defined below). If the Threshold Performance Goal is not attained, the Restricted Stock Units shall not vest. Attainment of the Performance Goal at the following levels will determine, in accordance with Section 2 of the Global Performance-Based Restricted Stock Unit Agreement, the number of units in which the Participant is eligible to vest:
Threshold Performance Goal – an average annual Performance Criteria increase of 5 percent, with 50% of the Target Units vesting if the Threshold Performance Goal is achieved as of the third anniversary of the Grant Date.
Target Performance Goal – an average annual Performance Criteria increase of 7 percent, with 100% of the Target Units vesting if the Target Performance Goal is achieved as of the third anniversary of the grant date.
[Attainment between the Threshold and Target Performance Goals shall be subject to straight-line interpolation.]
4.    Performance Goal Adjustments: None anticipated.
5.    Performance Criteria: Adjusted EBITDA = With respect to the Company for any financial year, reported earnings before interest, taxes, depreciation and amortization and less certain non-recurring or other unexpected expenses including: (1) severance and restructuring costs; (2) asset impairment changes; (3) stock-based compensation expense; (4) securities litigation, legal settlements and related costs; and (5) net currency valuation adjustment.
6.    Vesting Schedule (assuming Performance Goals are attained):
Vesting Date                    Aggregate Percentage Vested

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3rd Anniversary of Grant Date            50% (Performance Threshold Goal)
100% (Target Performance Goal)
[Attainment between the Threshold and Target Performance Goals shall be subject to straight-line interpolation.]

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